UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K/A

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): June 3, 2010

THERAVANCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-30319 (Commission File Number)	94-3265960 (I.R.S. Employer Identification Number)

901 Gateway Boulevard
South San Francisco, California 94080
(650) 808-6000

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On April 30, 2010 Theravance, Inc. (the “Company”) filed a Periodic Report on Form 8-K (the “Original 8-K”) with the Securities and Exchange Commission to reflect the results of its 2010 Annual Meeting of Stockholders.  On June 3, 2010, the Company was informed by its transfer agent, Bank of New York Mellon, that due to a system error, the voting results previously reported for William D. Young were incorrect.  The voting results for Mr. Young reported in the Original 8-K were 52,843,922 votes “for” and 930,720 votes “withheld.”  The revised voting results for Mr. Young that Bank of New York Mellon provided to the Company on June 3, 2010 were 51,631,664 votes “for” and 2,142,978 votes “withheld.”  There were no changes to the voting results reported in the Original 8-K other than those for Mr. Young.  The Original 8-K is amended by this Form 8-K/A to reflect the final voting results from the Company’s 2010 Annual Meeting of Stockholders, as shown in Item 5.07 below.

Item 5.07  Submission of Matters to a Vote of Security Holders.

(a)           The Annual Meeting of Stockholders of Theravance, Inc. was held on April 27, 2010.

(b)           The table below presents the final results of the election to the Company’s board of directors.

	Votes for	Votes withheld
Rick E Winningham	53,531,064	243,578
Jeffrey M. Drazan	35,871,470	17,903,172
Robert V. Gunderson, Jr.	52,818,471	956,171
Arnold J. Levine. Ph.D	37,123,809	16,650,833
Burton G. Malkiel, Ph.D.	53,620,797	153,845
Peter S. Ringrose, Ph.D.	53,644,830	129,812
William H. Waltrip	53,623,097	151,545
George M. Whitesides, Ph.D	52,114,309	1,660,333
William D. Young	51,631,664	2,142,978

The stockholders also approved the amendment and restatement of the Company’s 2004 Equity Incentive Plan. The table below presents the final voting results:

	Affirmative Votes	Negative Votes	Votes Withheld
Approval of amendment and restatement of 2004 Equity Incentive Plan	43,001,578	10,771,639	1,425

The stockholders also ratified the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010. The table below presents the final voting results:

	Affirmative Votes	Negative Votes	Votes Withheld
Ratification of independent registered public accounting firm	58,892,703	184,450	4,111

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERAVANCE, INC.

Dated: June 8, 2010	By:	/s/ Bradford J. Shafer

Bradford J. Shafer
Senior Vice President and General Counsel

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